CONSENT OF INDEPENDENT
                            CERTIFIED PUBLIC ACCOUNTANTS
                            ----------------------------


          General Bearing Corporation
          West Nyack, New York


             We hereby consent to the incorporation by reference in the Registration Statement of General Bearing Corporation on Form S-8 of our reports dated March 21, 1997, relating to the consolidated financial statements and schedule of General Bearing Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 28, 1996.


          /s/ BDO Seidman, LLP

          BDO SEIDMAN, LLP




          January 16, 1998
          New York, New York